POWER OF ATTORNEY

Each of the undersigned Trustees of the Trusts named below, with their respective file numbers under the Securities Act of 1933 noted, hereby authorizes and appoints each of E. Blake Moore, Jr., Timothy S. Stearns, Meredyth Whitford-Schultz, and Terrie A. Wiedenheft as my attorney-in-fact and agent, with full power to each such attorney-in-fact and agent to sign for me, in my name and in my capacity as a Trustee of each of the Trusts, any and all documents to be filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”), and the Investment Company Act of 1940, as amended (the “1940 Act”), including, but not limited to, (i) any Registration Statements on Form N-1A and any other applicable registration statement form under the 1940 Act and/or the 1933 Act, and any and all pre- and post-effective amendments to such registration statements, and to file the same, with all exhibits thereto, (ii) any application, notice or other filings with the SEC, and (iii) any and all other documents and papers in connection thereunder with the SEC deemed necessary or advisable to enable the Trusts to comply with the 1933 Act, the 1940 Act, the rules, regulations and requirements of the SEC, and the securities or blue sky laws of any state or other jurisdiction, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith as fully to all intents and purposes, as I might or could do in person, with full power of substitution and revocation; and I do hereby ratify and confirm that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue of this power of attorney.

Touchstone Funds Group Trust            33-70958
Touchstone Strategic Trust            002-52242
Touchstone Variable Series Trust         33-76566

The undersigned Trustees hereby execute this Power of Attorney as of this January 25, 2021.

/s/ Karen Carnahan
Karen Carnahan

/s/ William C. Gale
William C. Gale

/s/ Susan J. Hickenlooper
Susan J. Hickenlooper

/s/ Jill T. McGruder
Jill T. McGruder

/s/ Kevin A. Robie
Kevin A. Robie

/s/ William H. Zimmer III
William H. Zimmer III